Exhibit 10.5

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Award Agreement (this “RSU Award Agreement”), dated as of April 23, 2013 (the “Date of Grant”), is made by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and [—] (the “Grantee”). Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Share Units. The Company hereby grants to the Grantee «ShareNumber» restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement.

2. Form, Manner and Timing of Payment. Each RSU granted hereunder shall represent the right to receive one (1) share of common stock (“HASIC Stock”) of the Company subject to the terms hereof (shares subject to RSUs covered by this Award, “RSU Shares”). For each RSU, the Company, shall issue to the Grantee, on the applicable issuance date set forth on Exhibit A (each, an “Issuance Date”), one (1) RSU Share (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled pursuant to the terms of this RSU Award Agreement to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required, including pursuant to Section 12, and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares.

3. Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers of RSUs by will or the laws of descent and distribution. The RSUs shall be fully vested and non-forfeitable as of the date hereof subject only to the requirements or restrictions otherwise contained in this RSU Award Agreement.

(b) In the event the Grantee has a separation from service (as defined on Exhibit A) for any reason the Grantee shall be entitled to the RSU Shares on the applicable issuance date as set forth on Exhibit A.

(c) The Company, in its absolute discretion, shall determine the effects of all matters and questions relating to separations from service and all questions of whether particular leaves of absence constitute a separation from service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Company).

4. Voting and Other Rights; Distribution Equivalents. The Grantee shall have no rights of a shareholder (including voting rights and the right to distributions or dividends), and will not be treated as an owner of shares for tax purposes, except with respect to RSU Shares that have been issued. Notwithstanding the foregoing, the Grantee shall accrue rights to distribution equivalents from the Company on the RSUs, whether or not vested, at the time of an ordinary cash distribution on HASIC Stock. Any distribution equivalent so accrued in respect of a RSU shall have the same value as the ordinary cash distribution on an outstanding share of HASIC Stock that gave rise to the distribution equivalent, and shall be paid not later than 30 days after such ordinary cash distribution is paid to the holders of HASIC Stock. Rights to distribution equivalents on an RSU shall terminate upon the issuance the underlying RSU Share. Under no circumstances shall the Grantee be entitled to receive both a distribution and a distribution equivalent with respect to an RSU (or its associated RSU Share).

5. No Rights to Continuation of Employment or Service. Nothing in this RSU Award Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a subsidiary or its shareholders, as the case may be) to terminate the Grantee’s employment or service any time for any reason whatsoever, with or without cause. This RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present subsidiary thereof.

6. Restrictive Covenants. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which the Grantee is otherwise subject.

7. Tax Withholding. The Grantee is responsible for all taxes and any tax-related penalties the Grantee incurs in connection with the Award. The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct, from other compensation payable to the Grantee, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding or tax obligations of the Company with respect to the RSUs at the minimum applicable rates. For purposes of this RSU Award Agreement, “Fair Market Value” shall mean value of one share of HASIC Stock, determined as follows:

(i)	If the shares of HASIC Stock are then listed on a national stock exchange, the closing sales price per share on the exchange on the date in question (or, if no such price is available for such date, for the last preceding date on which there was a sale of such shares on such exchange), as determined by the Company.

(ii)	If the shares of HASIC Stock are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices on the date in question for the shares in such over-the-counter market (or, if no such average is available for such date, for the last preceding date on which there was a sale of such shares in such market), as determined by the Company.

(iii)	If neither (i) nor (ii) applies, such value as the Company in its discretion may in good faith determine. Notwithstanding the foregoing, where the shares of HASIC Stock are listed or traded, the Company may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

8. Section 409A Compliance. This Award is intended to be exempt from Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Company determines that the RSU is subject to Section 409A and fails to comply with the requirements of Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the RSU Award Agreement and/or to amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or to comply with the applicable provisions of such section. In no event shall the Company (or any employee or director thereof) have any liability to the Grantee or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.

9. Governing Law; Choice of Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees.

11. No Assignment. Subject to the second sentence of Section 3(a), neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Grantee other than (with respect to any rights that survive the Grantee’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

12. Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

13. Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company that:

(a) The Grantee is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The Grantee has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit B indicating the basis for such Grantee’s accredited investor status.

(b) The HASIC Stock is being acquired for the Grantee’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Act.

(c) The Grantee understands and acknowledges that the HASIC Stock offered pursuant to this Agreement has not been registered under the Act or any other securities laws and is being offered for resale in transactions that do not require registration under the Act or any other securities laws and, therefore, the HASIC Stock will be characterized as “restricted securities” under the Act and such laws and may not be sold unless the HASIC Stock is subsequently registered under the Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(d) The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Grantee’s prospective acquisition of the HASIC Stock and has the ability to bear the economic risks of the Grantee’s prospective acquisition.

(e) The Grantee agrees that it has had access to such financial and other information concerning the Company and the HASIC Stock as it has deemed necessary in connection with acquisition of the HASIC Stock, including an opportunity to ask questions of and request information from the Company.

(f) The Company may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Company may (i) interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (ii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Company shall be final and binding up all persons.

(g) Without limiting the generality of Paragraph 3(a), the HASIC Stock acquired hereunder shall be subject to the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(ii) The Company may, but shall not be obligated to, register or qualify the sale of HASIC Stock under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of HASIC Stock hereunder to comply with any law.

(iii) If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing HASIC Stock or which the HASIC Stock is otherwise subject to is no longer required, the holder of such HASIC Stock shall be entitled to exchange such certificate for a certificate representing the same number of HASIC Stock but lacking such legend or otherwise have the legend applicable to the HASIC Stock removed.

14. Limitation on the Grantee’s Rights; Not a Trust. The RSUs, granted hereunder, confer no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

15. Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

16. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

17. Entire Agreement. This RSU Award Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Award. The Grantee acknowledges that any summary of this RSU Award Agreement provided by the Company is subject in its entirety to the terms of this RSU Award Agreement. References herein to this RSU Award Agreement include references to its Exhibits.

18. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

19. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

20. Amendment. Except as otherwise provided in Section 8, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21. Acknowledgements and Representations. The Grantee is acquiring the RSUs and will acquire the RSU Shares covered thereby solely for the Grantee’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Grantee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Grantee has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in HASIC, the Grantee has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Grantee is aware that RSU Shares may be of no practical value. The Grantee has read and understands the restrictions and limitations set forth in this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Grantee confirms that the Grantee has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement.

22. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award by electronic means. The Grantee hereby consents to receive such documents by electronic delivery through an online or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, INC.

By

Name:

Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement, including its Exhibits.

GRANTEE

By

Print Name: «FirstName» «LastName»

EXHIBIT A

For purposes of the Award, the Grantee shall be deemed to be in continuous employment or service until such time as the Grantee dies or otherwise experiences a “separation from service” as such term is defined in Treasury Regulation §1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.

Issuance Dates

One (1) RSU Share shall be issued in payment of each RSU on October 23, 2013.

EXHIBIT B

ELIGIBILITY REPRESENTATIONS OF THE GRANTEE

ACCREDITED INVESTOR STATUS FOR INDIVIDUALS

(Please check the applicable subparagraphs):

1.	☐	I am a director or executive officer of the Company.

2.	☐	I am a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000, excluding the value of the primary residence of such person

3.	☐	I am a natural person and had income in excess of $200,000 during each of the previous two years and reasonably expect to have income in excess of $200,000 during the current year, or joint income with my spouse in excess of $300,000 during each of the previous two years and reasonably expect to have joint income in excess of $300,000 during the current year.